Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

THIRD QUARTER 2013 FINANCIAL RESULTS

Record third quarter Revenues of $51.4 million,

 up 11% fueled by double-digit growth in Europe

 Third quarter Adjusted EBITDA of $5.8 million, up 9%;

 Adjusted EPS of $0.07, up 46%

Cash increased $4.6 million, up 24% to $23.6 million from June 2013 after $2.5 million in debt repayment and share repurchases

Company reaffirms previously raised full year Revenue and Adjusted EBITDA guidance

STAMFORD, Conn., November 7, 2013 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the third quarter ended September 30, 2013.

“ISG achieved another new record with third quarter revenues of $51.4 million up 11% over the prior year driven by growth in all regions with strong revenue results in Europe, up 19%.  We continue to witness broad-based demand extending the favorable revenue trends recorded during the first half of the year. This was the second consecutive quarter of double-digit growth in Europe, the tenth consecutive quarter of growth in the Americas and Asia Pacific grew 10%,” said Michael Connors, Chairman and Chief Executive Officer, ISG.  “Our September YTD revenues of $157.5 million were up 10%. Our strong performance reflects the continuing success of our strategy to build a unified go-to-market approach with strong product and service offerings including research, consulting and managed services and our penetrating of key growth areas including the public sector in the U.S. and UK.”

Third Quarter 2013 Results

ISG reported record third quarter revenues of $51.4 million, an increase of 11% on a constant currency and reported basis from $46.5 million in the third quarter of 2012.  Revenues were $28.5 million in the Americas (up 6% from the same period in 2012), $17.6 million in Europe (up 19%) and $5.3 million in Asia Pacific (up 10%); growth rates in constant currency.

ISG reported operating income of $1.8 million for the third quarter of 2013.  This compares to operating income of $2.4 million in the third quarter of 2012.  Adjusted net income for the third quarter was $2.6 million, up 48%, or $0.07 per share on a diluted basis, compared with an adjusted net income of $1.8 million, or $0.05 per share on a diluted basis in the prior-year’s third quarter.  The third quarter results included $2.1 million in stock-based compensation (recorded to selling, general and administrative expense on the P&L) versus $0.7 million in the prior year, driven by the vesting of performance-based restricted stock units triggered by the 115% rise in ISG’s share price during the quarter.  Reported fully diluted earnings per share (EPS) were $0.01 per share compared with $0.01 per share for the same prior-year period in 2012.

Third quarter 2013 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, gain on extinguishment of debt, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) of $5.8 million compared with $5.3 million in the third quarter 2012, an increase of 9% on a reported basis (7% on a constant currency basis).  The 2013 third quarter results included a charge totaling $0.1 million for a performance-based liability tied to STA Consulting earn-out that is reasonably likely to be paid in the future. The 2012 third quarter results included the release of a performance based liability tied to the STA Consulting earn-out of $1.9 million.

September YTD 2013 Results

ISG reported record September YTD 2013 revenues of $157.5 million, an increase of 10% on a constant currency and reported basis from $143.2 million for September YTD 2012.  Revenues were $87.5 million in the Americas (up 12% from the same period in 2012) and $53.8 million in Europe (up 16%) offsetting a 12% decline in Asia Pacific to $16.2 million; growth rates are in constant currency.

Operating income for the September YTD 2013 was $8.7 million, a $3.8 million increase from 2012 operating income of $4.9 million. ISG’s September YTD 2013 adjusted net income totaled $8.4 million, an increase of $3.2 million from the prior year adjusted net income of $5.2 million.  Diluted adjusted EPS for the September YTD 2013 was $0.22, up 57%, compared with $0.14 in 2012.  Reported fully diluted EPS for the September YTD 2013 was $0.10, up from $0.01 in 2012.

Adjusted EBITDA for September YTD 2013 of $17.3 million compares with $13.7 million of adjusted EBITDA in prior year, an increase of 25% in constant currency.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $23.6 million at September 30, 2013, an increase of $4.6 million from June 30, 2013.  The increase in cash balances from June 30, 2013 was principally attributable to an increase in net cash flows generated from operating activities.  Non-operating use of cash included $0.8 million in debt repayments and $1.7 million in repurchases of stock. Total outstanding debt at September 30, 2013 was $59.3 million compared with $60.1 million at June 30, 2013.

Reaffirms 2013 Full-Year Revenue and Adjusted EBITDA Guidance

“Based on our performance for the first nine months of the year, we are reaffirming the previously raised projections for full year revenues in the range of $205-$212 million and adjusted EBITDA between $21-$23 million,” said Michael Connors.

Conference Call

ISG has scheduled a Third Quarter results call at 9:00 a.m. Eastern Time, Friday, November 8, 2013, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-556-4997 or for international callers 001-719-325-2429.  The access code is 5213987.

#  #  #

About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries.

For additional information, visit www.isg-one.com.

Follow us on Twitter: https://twitter.com/ISG_News

Follow us on LinkedIn: http://www.linkedin.com/company/information-services-group

Follow us on Google Plus:

https://plus.google.com/b/118326392175795521009/118326392175795521009/posts

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2013 and September 30, 2012.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, gain on extinguishment of debt, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, gain on extinguishment of debt and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2012 to August 31, 2012), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$51,371	$46,469	$157,542	$143,225
Operating expenses
Direct costs and expenses for advisors	30,733	27,876	92,467	84,672
Selling, general and administrative	16,987	13,957	50,761	47,052
Depreciation and amortization	1,854	2,224	5,600	6,637
Operating income	1,797	2,412	8,714	4,864
Interest income	3	11	15	37
Interest expense	(660)	(790)	(2,108)	(2,501)
Gain on extinguishment of debt	—	—	79	—
Foreign currency transaction loss	(29)	(76)	(18)	(69)

Income before taxes	1,111	1,557	6,682	2,331
Income tax provision	700	1,347	2,863	1,877
Net income	$411	$210	$3,819	$454

Weighted average shares outstanding:
Basic	36,781	36,159	36,723	36,210
Diluted	38,830	38,082	38,712	37,464

Earnings per share:
Basic	$0.01	$0.01	$0.10	$0.01
Diluted	$0.01	$0.01	$0.10	$0.01

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$411	$210	$3,819	$454
Plus:
Interest expense (net of interest income)	657	779	2,093	2,464
Income taxes	700	1,347	2,863	1,877
Depreciation and amortization	1,854	2,224	5,600	6,637
Gain on extinguishment of debt	—	—	(79)	—
Foreign currency transaction	29	76	18	69
Non-cash stock compensation	2,129	667	3,018	2,191
Adjusted EBITDA	$5,780	$5,303	$17,332	$13,692

Net income	$411	$210	$3,819	$454
Plus:
Non-cash stock compensation	2,129	667	3,018	2,191
Intangible amortization	1,437	1,788	4,389	5,363
Gain on extinguishment of debt	—	—	(79)	—
Foreign currency transaction	29	76	18	69
Tax effect (1)	(1,366)	(962)	(2,791)	(2,897)
Adjusted net income	$2,640	$1,779	$8,374	$5,180

Weighted average shares outstanding:
Basic	36,781	36,159	36,723	36,210
Diluted	38,830	38,082	38,712	37,464

Adjusted earnings per share:
Basic	$0.07	$0.05	$0.23	$0.14
Diluted	$0.07	$0.05	$0.22	$0.14

(1)                  Marginal tax rate of 38.0% applied.

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	September 30, 2013	Three Months Ended	Constant currency	September 30, 2012
	September 30, 2013	impact (1)	Adjusted	September 30, 2012	impact (1)	Adjusted
Revenue	$51,371	$312	$51,683	$46,469	$172	$46,641
Operating income	$1,797	$(59)	$1,738	$2,412	$60	$2,472
Adjusted EBITDA	$5,780	$(59)	$5,721	$5,303	$60	$5,363

			Nine Months Ended			Nine Months Ended
	Nine Months Ended	Constant currency	September 30, 2013	Nine Months Ended	Constant currency	September 30, 2012
	September 30, 2013	impact (1)	Adjusted	September 30, 2012	impact (1)	Adjusted
Revenue	$157,542	$156	$157,698	$143,225	$(116)	$143,109
Operating income	$8,714	$(91)	$8,623	$4,864	$108	$4,972
Adjusted EBITDA	$17,332	$(91)	$17,241	$13,692	$108	$13,800

(1) Foreign currency rates based on an average FX rate from January 1, 2012  to August 31, 2012 used for constant currency translation.